SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 18, 2002



                                 DECORIZE, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)



         Delaware                   333-88083                     43-1931810
         --------                   ---------                     ----------
(State of Incorporation)      (Commission File Number)          (IRS employer
                                                             identification no.)

                          211 S. Union Street, Suite F
                           Springfield, Missouri 65802
                           ---------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code    417-879-3326


                                                               Page 1 of 4 pages
                                                         Exhibit index on page 5

Item 5.  Other Events.

         On February 27, 2002, the registrant, Decorize, Inc., a Delaware corporation (the "Company"), completed the private placement of a $750,000 Convertible Term Note (the "Note") and warrants (the "Warrants") to acquire 300,000 shares (the "Warrant Shares") of common stock, $.001 par value, of the Company (the "Common Stock"). The private placement was intended to provide the Company with additional funding flexibility in the short term, and the proceeds from the private placement will be used by the Company for working capital purposes.

         The Note and the Warrants were issued under a Securities Purchase Agreement dated February 26, 2002 (the "Purchase Agreement"), among the Company and the purchaser listed on the signature pages to the Purchase Agreement (the "Purchaser"). The Purchase Agreement grants the Purchaser a right of first refusal with respect to offerings of the Company's capital stock by the Company, but excluding (i) securities offered to the public pursuant to a public offering registered under the Securities Act of 1933, as amended (the "Act"), (ii) securities issued for the acquisition of another entity resulting in the Company owning at least 51% of such entity's voting rights, (iii) securities issued to employees or consultants pursuant to a stock option plan or other employee stock plan, or (iv) securities issued as a result of any stock split, dividend or reclassification of Common Stock.

         The Warrants are exercisable for an aggregate 300,000 shares of Common Stock at an exercise price of $3.00 per share; provided, that if the Company does not complete a qualified equity financing of at least $3,000,000 prior to December 31, 2002, then the exercise price will be reduced to $1.50 per Warrant Share. The Warrants may be exercised at any time on or before the earlier of (i) February 26, 2005, or (ii) the acquisition of substantially all of the business or assets of the Company by a third party. The exercise price of the Warrants is subject to adjustment if the Company subdivides its outstanding shares into a larger number of shares, in which case the exercise price will be decreased, or if the Company combines its shares into a smaller number of shares, in which case the exercise price will be increased.

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

         Any principal and accrued interest outstanding from time to time under the Note is convertible into shares of Common Stock ("Note Shares") at a conversion rate equal to $2.50 per share, subject to adjustment upon certain issuances of stock. The Note contains anti-dilution provisions that, subject to certain exceptions, require the applicable conversion price under the Note to be decreased if the Company issues and sells shares of Common Stock or any securities convertible into shares of Common Stock ("Stock Equivalents"), or any warrants, rights or options to purchase shares of Common Stock or Stock Equivalents, for a purchase price per share of Common Stock (as determined in accordance with the Note) that is lower than the conversion price, as it may have been previously adjusted. Upon a sale of securities for a per share purchase price that is less than the existing conversion price, the conversion price under the Note will be lowered to the purchase price of those securities sold by the Company, as determined in accordance with the provisions of the Note. The Note provides, however, that no adjustment to the conversion price will be made for (i) securities issued in connection with a stock split, dividend or other distribution on shares of Common Stock or Stock Equivalents,
(ii) securities issued under any employee stock option plan, or (iii) any securities issued upon the exercise or conversion of any outstanding securities. In addition, the conversion price under the Note is subject to adjustment if the Company subdivides its outstanding shares into a larger number of shares or if it combines its outstanding shares into a smaller number of shares, in which case the conversion price would be decreased or increased, respectively.

         In connection with the issuance of the Notes and the Warrants, the Company granted the Purchaser certain rights to require the Company to register the resale of the Warrant Shares and Note Shares under the Act, within 45 days of receiving written notice from the Purchaser of such request. The Company will keep the registration statement effective until the date on which all registrable securities thereunder have been sold; provided, that the Company's obligation to register any Warrant Shares or Note Shares terminates at the time that such registrable securities may be sold immediately to the public, without volume limitations, pursuant to Rule 144(k) under the Act. The Company's Board of Directors also has the right to delay any requested registration for up to 180 days if it determines in good faith that the registration would be seriously detrimental to the Company or if the Company has filed, or intends to file within 60 days, a Company initiated registration of Common Stock. Furthermore, the Purchaser has agreed not to sell any shares for a 180 day period following any Company initiated registration.

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.

         2.1 Securities Purchase Agreement, dated as of February 26, 2002, between Registrant and each of the purchasers set forth on the signature pages thereto, together with all Exhibits and Schedules.

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             DECORIZE, INC.



Date: March 18, 2002                         By:   /s/ Jon Baker
                                                   ----------------------------
                                             Name:    Jon Baker
                                             Title:   Chief Executive Officer

                                  Exhibit Index


         2.1 Securities Purchase Agreement, dated as of February 26, 2002, between Registrant and each of the purchasers set forth on the signature pages thereto, together with all Exhibits and Schedules.


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